UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (502) 366-3452

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On November 14, 2012, Industrial Services of America, Inc. and its subsidiary (the “Companies”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”) with Fifth Third Bank (the “Bank”) which amended the July 30, 2010 Credit Agreement (the “Credit Agreement”), including the First Amendment to Credit Agreement dated as of April 14, 2011, the Second Amendment to Credit Agreement dated as of November 16, 2011, the Third Amendment to Credit Agreement dated as of March 2, 2012, and the Fourth Amendment to Credit Agreement dated as of August 13, 2012 (collectively, the "Previous Amendments") as follows.  The Fifth Amendment decreased our maximum revolving commitment by $5.0 million to $25.0 million and provided a waiver of the Senior Leverage Ratio and Fixed Charge Coverage Ratio covenant defaults for the quarter ended September 30, 2012.  In addition, the Companies also agreed to perform other customary commitments and pay a fee of $25.0 thousand to the Bank.  All other terms of the Credit Agreement and Previous Amendments remain in effect.

A copy of the Fifth Amendment to Credit Agreement and the Amended and Restated Revolving Loan Note are attached as Exhibits 99.1 and 99.2 to this report, each of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of
Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.     Description
99.1        Fifth Amendment to Credit Agreement, dated November 14, 2012, by and among Industrial Services of
America, Inc., ISA Indiana, Inc. and Fifth Third Bank
99.2        Amended and Restated Revolving Loan Note, dated November 14, 2012 by Industrial Services of America,
Inc. and ISA Indiana, Inc. in favor of Fifth Third Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: November 20, 2012	By:	/s/ Alan Schroering
Alan Schroering
Vice-President of Finance and Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.     Description
99.1        Fifth Amendment to Credit Agreement, dated November 14, 2012, by and among Industrial Services of
America, Inc., ISA Indiana, Inc. and Fifth Third Bank
99.2        Amended and Restated Revolving Loan Note, dated November 14, 2012 by Industrial Services of America,
Inc. and ISA Indiana, Inc. in favor of Fifth Third Bank